BULL & BEAR MUNICIPAL INCOME FUND, INC.


                                                               __________, 1998

Dear Shareholder:

         Enclosed is the proxy statement and proxy card for a Special Meeting of Shareholders of Bull & Bear Municipal Income Fund, Inc. After reviewing the proxy statement, PLEASE TAKE THIS OPPORTUNITY TO SIGN AND RETURN THE PROXY CARD. YOUR VOTE IS IMPORTANT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

About the Proposals

         The Board of Directors believes that a portion of the Fund's assets may be invested more effectively if the permissible investments and investment techniques are broadened. In a rapidly changing market, it is important for the Fund to have the flexibility to purchase a variety of instruments because while under certain market conditions certain types of securities may be deemed most appropriate for purchase by the Fund, under other market conditions other types of securities may be deemed preferable. By expanding the universe of securities the Fund may purchase, the Fund's management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate. The Fund would continue, however, to maintain the tax-advantaged status of the income generated from the portion of its portfolio invested in Municipal Securities. Accordingly, the Board recommends that shareholders approve the proposed changes as described in the proxy statement.

         Upon shareholder approval of the proposed changes, the Board intends to consider increasing the Fund's quarterly dividend distribution, in view of the potential that the Fund's assets may be invested more effectively, to a managed 10% distribution policy. As you know, on December 11, 1997 the Fund adopted a managed 6% distribution policy. The policy is intended to provide shareholders with a stable cash flow and reduce the Fund's market price discount to its net asset value per share. Quarterly distributions are paid primarily from ordinary income and any net capital gains, with any balance representing return of capital. The amount of the distribution may vary depending on the net asset value per share at the time of declaration.

Your Vote is Important - Please Return the Proxy Card Promptly

         Your vote is extremely important and you are urged to complete and return promptly the proxy card in the enclosed envelope. If you have any questions, please call our Investor Service Representatives at ______________, who will be happy to assist you.


                                                    Sincerely,


                                                    The Board of Directors


 PLEASE VOTE  IMMEDIATELY  BY SIGNING AND  RETURNING THE
 ENCLOSED PROXY CARD. Otherwise, the Fund may incur needless expense to solicit sufficient votes for the meeting.

                     BULL & BEAR MUNICIPAL INCOME FUND, INC.

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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 ----------------------------------------------


To the Stockholders:

         A Special Meeting of Stockholders of Bull & Bear Municipal Income Fund, Inc. (the "Fund") will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, on ________________, 1998 at 8:30 a.m., for the following purposes:

1. To change the Fund's investment objective and certain investment policies.

2. To amend the Fund's Articles of Incorporation to change the Fund's name.

3. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.

         No other business may come before said meeting or any adjournment thereof. Stockholders of record at the close of business on ________________, 1998 are entitled to receive notice of and to vote at the meeting.


                                         By Order of the Board of Directors

                                         Deborah Ann Sullivan
                                         Secretary


New York, New York
________________, 1998


 PLEASE VOTE NOW BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. Otherwise, your Fund may incur needless expense to solicit sufficient votes for the meeting.

                     BULL & BEAR MUNICIPAL INCOME FUND, INC.
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                                 PROXY STATEMENT
                  ---------------------------------------------

                         Special Meeting of Stockholders
                          to be held ___________, 1998


     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Bull & Bear Municipal Income Fund, Inc. (the "Fund") to be used at the Special Meeting of Stockholders ("Meeting") of the Fund to be held on ________________, 1998 at 8:30 a.m. at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on ________________, 1998 ("Record Date") are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders of the Fund will vote as a single class and will vote separately on each proposal. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of the Record Date, the Fund had ________________ shares of common stock issued and outstanding.

     It is estimated that proxy materials will be mailed to stockholders of record on or about ________________, 1998. The Fund's principal executive offices are located at 11 Hanover Square, New York, New York 10005. Copies of the Fund's most recent Annual and Semi-Annual Report are available without charge upon written request to the Fund at 11 Hanover Square, New York, New York 10005, or by calling toll-free 1-888-847-4200. Bull & Bear Advisers, Inc. (the "Investment Manager"), located at 11 Hanover Square, New York, New York 10005, is the Fund's investment manager.

PROPOSAL 1:    TO CHANGE THE FUND'S INVESTMENT OBJECTIVE AND CERTAIN INVESTMENT
               POLICIES.

INTRODUCTION

     The Fund currently seeks to achieve its investment objective of providing the highest possible income exempt from Federal income tax that is consistent with the preservation of principal by investing primarily in a diversified portfolio of municipal securities ("Municipal Securities"). Municipal Securities are debt obligations issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multi-state agencies or authorities, the interest from which is exempt from Federal income tax. Such securities include municipal bonds, municipal notes, and tax-free commercial paper. The Fund invests in municipal bonds rated investment grade or, if unrated, determined by the Investment Manager to be of comparable quality. The Fund currently may not invest more than 20% of its total assets in unrated securities unless such securities are secured by the full faith and credit of the U.S. Government. It currently is a fundamental policy of the Fund that at least 80% of the Fund's income during any fiscal year be exempt from Federal income tax. It is also a fundamental policy of the Fund that it will not purchase any security if, as a result, less than 80% of the Fund's total assets (exclusive of cash) would be invested in securities the income from which is exempt from Federal income tax, except that the Fund may invest temporarily more than 20% of its total assets in taxable obligations during periods of abnormal market conditions. The Fund may invest up to 20% of the value of its total assets in taxable debt obligations only when the Investment Manager believes it would be in the best interests of stockholders. In addition, the Fund may engage in various investment techniques, such as leveraging and purchasing securities on a when-issued basis as described in its registration statement.

     Management believes that a portion of the Fund's assets may be invested more effectively if the permissible investments and investment techniques are broadened to include those described below. In a rapidly changing market, it is important for the Fund to have the flexibility to purchase a variety of instruments because while under certain market conditions certain types of securities may be deemed most appropriate for purchase by the Fund, under other market conditions other types of securities may be deemed preferable. By expanding the universe of securities the Fund may purchase, the Fund's management will be given the opportunity to adjust the Fund's portfolio from time to time in such manner as it then deems appropriate. The proposed securities and investment techniques in which the Fund would be permitted to invest and engage are described below and in Exhibit A to this Proxy Statement.

     The Fund's management believes that the Fund will be able to increase its after-tax returns by combining the Fund's portfolio of Municipal Securities with equity securities, convertible securites, and other fixed income securities, and tax-advantaged investments, such as securities issued by real estate companies and real estate investment trusts ("REITs"). Issuers of these securities may include U.S. and foreign entities, including small capitalization companies and private companies, and such securities may be denominated in U.S. dollars or foreign currencies. The proposed changes to the Fund's policies are designed to combine the growth potential of equities and other securities with the more regular tax-free income that investing in Municipal Securities can provide. The approach proposed by management will attempt to balance the potential for growth and greater volatility of equity and other securities with the generally more stable income and the relatively more moderate price fluctuations of Municipal Securities.

     This Proposal involves changing the Fund's investment objective, fundamental policies and investment restrictions. Pursuant to the requirements of the 1940 Act, these changes also necessitate changing the Fund's name as described under Proposal 2. Management also believes it appropriate to change the Fund's investment objective (which currently is fundamental) and change certain fundamental policies, which cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding shares, to non-fundamental matters, which may be changed by vote of the Fund's Directors at any time without stockholder approval, subject to compliance with applicable Securities and Exchange Commission requirements.

     The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies which may not be changed without stockholder approval. These policies relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e)
concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to others persons, and (h) changing the nature of the business so as to cease to be an investment company. When the Fund was formed, its Board designated a number of other policies as fundamental, in large part in response to certain regulatory requirements or business or industry conditions that no longer exist, and adopted certain restrictions which now are believed to be unduly restrictive. In addition, stockholders of the Fund are being asked in Proposal 3 to change the Fund's classification from a diversified to a non-diversified investment company, which would call for the deletion of the Fund's investment restriction pertaining to diversification. If Proposal 3 is not approved, the Fund's Board recommends revising the Fund's diversification investment restrictions to conform to the 1940 Act's definition of diversification.

     To enable the Fund to broaden its permissible investments as described below, the Fund's Board, at a meeting held on , 1998, unanimously approved changes in the Fund's investment objective, fundamental policies, and investment restrictions, and directed that this Proposal be submitted to stockholders for their approval. If this Proposal is approved, it will increase the Fund's ability to invest in equity securities and other types of non-fixed income investments. Inasmuch as these types of investment often tend to be more volatile than Municipal Securities and earn less income, stockholders should consider that this could have the effect of increasing the volatility of the net asset value and market price of the Fund's shares and result in the Fund's shares trading at a greater discount to net asset value, with less liquidity, and/or greater spreads and earn a lower yield than other closed-end fund shares that invest primarily in Municipal Securities.

CHANGES TO INVESTMENT OBJECTIVE AND MANAGEMENT POLICIES

     If the Proposal is approved, the Fund would change its investment objective to be to provide an attractive level of long term total return on an after tax basis, consisting of tax exempt current income and capital appreciation. To achieve this new objective, the Fund would invest at least 50% of the value of its total assets (except when maintaining a temporary defensive position) in Municipal Securities. The Fund would invest the remainder of its total assets primarily in securities of selected growth companies that, in the Investment Manager's opinion, will grow faster than the economy as a whole and tax-advantaged investments, such as securities issued by real estate companies and REITs. The Municipal Securities in which the Fund would invest primarily would be rated investment grade by a nationally recognized statistical rating organization and of varying maturities, depending on the Investment Manager's evaluation of current and anticipated market conditions. The Fund intends to invest less than 5% of its total assets in Municipal Securities rated below investment grade. The Fund would continue to maintain the tax-advantaged status of the income generated from the portion of its portfolio invested in Municipal Securities. The securities in which the Fund would be permitted to invest also would include equity securities, such as common stocks and preferred stocks, convertible securities, non-municipal debt securities, mortgage-related securities, asset-backed securities, warrants, loan participation interests, securities of other investment companies, and securities issued by companies that invest or deal in natural resources or commodities ("Additional Portfolio Securities"). Issuers of these securities may include U.S. and foreign entities, including small capitalization companies and private companies, and such securities may be denominated in U.S. dollars or foreign currencies. In addition, the Fund would be permitted to engage in lending portfolio securities. The new objective and policies would be non-fundamental.

ADDITIONAL PORTFOLIO SECURITIES AND INVESTMENT TECHNIQUES

     If this Proposal is approved, the Fund would be permitted to invest, except where noted, up to 50% of the value of its total assets in the following Additional Portfolio Securities and engage in the following additional investment techniques. FOR A MORE DETAILED DISCUSSION OF THE ADDITIONAL PORTFOLIO SECURITIES AND INVESTMENT TECHNIQUES AND THEIR RELATED RISKS, SEE EXHIBIT A TO THIS PROXY STATEMENT.

Equity Securities. The Fund would be permitted to invest in equity securities, including common stocks, preferred stocks and securities that are convertible into common stocks of domestic and foreign issuers ("convertible securities"). The Fund also would be permitted to invest in equity securities in the form of Depositary Receipts, and in warrants to purchase equity securities.

Fixed-Income Securities. The Fund would be permitted to invest in fixed-income securities, such as bonds, debentures, notes, mortgage-related securities, and asset-backed securities of domestic and foreign issuers (collectively, "Fixed Income Securities"). The issuers of these obligations may include domestic and foreign corporations, partnerships or trusts, and governments or their political subdivisions, agencies or instrumentalities. The Fund intends to invest less than 50% of its total assets in convertible securities rated below investment grade. These instruments may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Fixed Income Securities. For a discussion of the risks related to investing in convertible securities rated below investment grade, see the Appendix to this Proxy Statement.

Money Market Instruments. The Fund would be permitted to invest in money market instruments, which include U.S. Government securities, certificates of deposit, time deposits, bankers' acceptances, short-term investment grade corporate bonds and other short-term debt instruments, and repurchase agreements. The Fund currently may invest in money market instruments under certain conditions as described above.

Investment Company Securities. The Fund also would be permitted to invest in securities of other investment companies which principally invest in securities of the type in which the Fund invests and other securities. Under the 1940 Act, investment company purchases of the securities of other investment companies, subject to certain exceptions, are limited to a maximum of (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (ii) 10% of the Fund's total assets in the aggregate. Investments in the securities of investment companies may involve duplication of advisory fees and certain other expenses. Nonetheless, the Fund's Board believes that these changes will provide the Fund greater flexibility to achieve its proposed investment objective.

Lending Portfolio Securities. To increase its income, the Fund would be permitted to lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions.

CORRESPONDING CHANGES IN INVESTMENT RESTRICTIONS

o To reflect the Fund's proposed investment objective and management policies described above, and generally to clarify the extent to which the Fund may invest in certain types of securities or engage in various investment techniques:

     Investment Restrictions numbered 1 and 2, which pertain to the Fund's classification as a "diversified" investment company, will be deleted if Proposal 3 is approved by the Fund's stockholders. If Proposal 3 is not so approved, Investment Restrictions numbered 1 and 2 will remain in effect, but will be revised as described below, and the remaining Investment Restrictions will be renumbered. Investment Restriction Nos. 1 and 2, which pertain to the Fund's current classification as a diversified investment company, will be revised if they are not deleted pursuant to Proposal 3. Under the 1940 Act, a diversified fund is permitted to invest with respect to 75% of its total assets, not more than 5% of such assets in the securities of a single issuer ("5%
requirement"), provided the investment represents less than 10% of the outstanding voting securities of such issuer ("10% requirement"). Investment Restriction Nos. 1 and 2 contain an unnecessarily restrictive version of the 5% requirement and the 10% requirement, respectively, which, in each case, has the restriction applying to 100% instead of 75% of the Fund's total assets. The Board of Directors recommends revising these Investment Restrictions to conform to the 1940 Act's definition of diversification, thus permitting the Fund additional investment flexibility in pursuing its investment objective.

     Investment Restriction No. 5, which prohibits the Fund from investing in equity securities, or securities convertible into equity securities, will be deleted.

     Investment Restriction No. 6, proposed to be renumbered as Investment Restriction No. 2, which prohibits the Fund from purchasing or selling real estate, except for municipal and other debt securities secured by real estate or interests therein, will be revised to clarify that the Fund is permitted to invest in any security secured by real estate or issued by companies, limited partnerships or other entities that invest in real estate or REITs and to reserve for the Fund the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities.

     Investment Restriction No. 7, proposed to be renumbered as Investment Restriction No. 3, which prohibits the Fund from investing in securities of other investment companies, except as they may be acquired as part of a merger, consolidation, acquisition or reorganization of assets, will be amended to permit the acquisition of securities of other investment companies to the extent permitted under the 1940 Act and will be designated as a non-fundamental policy.

     Investment Restriction No. 11, proposed to be renumbered as Investment Restriction No. 6, which prohibits the Fund from making loans, except through the purchase of debt securities, will be amended to permit the Fund to enter into repurchase agreements and to lend its portfolio securities in an amount not to exceed 33 1/3% of the value of its total assets.

o To eliminate Investment Restrictions adopted in large part in response to certain regulatory requirements or business or industry conditions that no longer exist, or now believed to be unduly restrictive.

     Investment Restriction No. 4 will be deleted. This Investment Restriction, which prohibits the Fund from investing more than 5% of its assets in unseasoned issuers, was adopted to comply with certain state securities law requirements which are no longer in effect.

     Investment Restriction No. 8, proposed to be renumbered as Investment Restriction No. 4, which prohibits the Fund from purchasing or selling commodities or commodity contracts, will be amended to permit the Fund to purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices. The Fund currently has no intention of engaging in futures and options transactions and, thus, a non-fundamental policy will be adopted to prohibit the Fund from purchasing and selling options, futures contracts, including those relating to indices, and options on futures contracts or indices. Likewise, investment Restriction No. 15, which prohibits the Fund from investing in puts, calls, straddles, spreads, or any combination thereof, will be amended and re-designated as part of this non-fundamental policy.

     Investment Restriction No. 9, which prohibits the Fund from purchasing participations or other direct interests in oil, gas, or other mineral exploration or development programs, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect.

     Investment Restriction No. 10, proposed to be renumbered as Investment Restriction No. 5, which prohibits the Fund from making short sales or purchasing securities on margin, except for such short term credit necessary for the clearance of purchases of portfolio securities, will be amended to permit the Fund to make margin deposits in connection with transactions in options, futures contracts, including those relating to indices, and options on futures contracts or indices and to designate the prohibition on short sales as a non-fundamental policy.

     Investment Restriction No. 13, which prohibits the Fund from investing in companies for the purposes of exercising control, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect.

     Investment Restriction No. 14, which prohibits the Fund from purchasing or retaining securities of any issuer if more than a certain percentage of such issuer's securities are owned by officers or Directors of the Fund or the Investment Manager, will be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements which are no longer in effect.

     Investment Restriction No. 15, which prohibits the Fund from investing in puts, calls, straddles, spreads, or any combination thereof, will be amended and re-designated as a non-fundamental policy. See the discussion regarding Investment Restriction No. 8, above.

     If approved by the Fund's stockholders, the Fund's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

     The Fund may not:

[1. Purchase any security if, as a result, more than 5% of the value of the Fund's total assets would be invested in the securities of a single issuer, except that up to 25% of the value of the Fund's total assets may be invested, and securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, may be purchased without regard to any such limitation. For purposes of this limitation and that set forth in
              (2) below, the Fund will regard the entity which has the ultimate responsibility for the payment of interest and principal as the issuer.] This Investment Restriction will be deleted only if the Fund's stockholders approve Proposal 3; otherwise, it will be revised as indicated.

[2. Purchase any security if, as a result, more than 10% of the outstanding securities of any issuer would be held by the Fund, except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities. This Investment Restriction applies only with respect to 75% of the Fund's total assets.] This Investment Restriction will be deleted only if the Fund's stockholders approve Proposal 3; otherwise, it will be revised as indicated.

     1[3]. Purchase any security if, as a result, 25% or more of the value of the Fund's total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or to municipal securities.

     [4. Purchase any security if, as a result, more than 5% or more of the value of the Fund's total assets would be invested in the securities of issuers which at the time of purchase had been in operation for less than three years, except obligations issued or guaranteed by the U.S. Government, or its agencies, and municipal securities (for this purpose, the period of operation of any issuer shall include the period of operation of any predecessor or unconditional guarantor of such issuer).]

     [5. Purchase equity securities, or securities convertible into equity securities.]

     2[6]. Purchase or sell real estate, [(although it may purchase municipal and other debt securities secured by real estate or interest therein)] but the Fund may purchase and sell securities that are secured by real estate or interests therein or issued by companies, limited partnerships, or other entities which invest or deal in real estate or interests therein or real estate investment trusts and hold and sell real estate as a result of ownership of such securities or instruments.

     3[7].    Purchase  securities  of other  investment  companies  except  [in
              connection   with  a  merger,   consolidation,   acquisition,   or
              reorganization] to the extent permitted under the 1940 Act.

     4[8]. Purchase or sell commodities [or commodity contracts], except that the Fund may purchase and sell options, futures contracts, including those relating to indices, and options on futures contracts or indices.

     [9. Purchase participations or other direct interest in oil, gas, or other mineral exploration or development programs.]

     5[10]. Make short sales of securities or purchase securities on margin, [except for such short term credit as may be necessary for the clearance of purchases of portfolio securities] but the Fund may make margin deposits in connection with transactions in options, futures contracts, including those relating to indices, and options on futures contracts or indices. The prohibition on short sales of securities contained in this Investment Restriction is not a fundamental policy.

     6[11]. Make loans[, although it may purchase issues of debt securities] to others, except through the purchase of debt obligations or the entry into repurchase agreements. However, the Fund may lend its portfolio securities in an amount not to exceed 33 1/3% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund's Board.

     7[12]. Underwrite any issue of securities, except to the extent that the purchase of municipal securities, or other permitted investments, directly from the issuer thereof and the later disposition of such securities in accordance with the Fund's investment program may be deemed to be an underwriting.

     [13. Invest in the securities of any issuer for the purpose of exercising management or control.]

     [14. Purchase or retain the securities of any issuer if, to the knowledge of the Fund's management, any of the officers or directors of the Fund, or its Investment Manager, owns beneficially more than 1/2 of 1% of such issuer's securities, or together own beneficially more than 5% of such securities.]

     [15. Invest in puts, calls, straddles, spreads, or any combination thereof.] This Investment Restriction will be amended and designated as a non-fundamental policy.

     8[16]. Issue senior securities (including borrowing money), except to the extent permitted by applicable law.

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

     Approval of this Proposal will be sought by eight separate votes, as set forth in the Proxy Card accompanying this Proxy Statement. The eight votes are independent of the others and will be approved separately upon obtaining the requisite vote described below.

     For the Fund,  approval of this Proposal  requires the affirmative  vote of
(a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO CHANGE THE FUND'S INVESTMENT OBJECTIVE AND CERTAIN INVESTMENT POLICIES, AS DESCRIBED IN THE PROPOSAL.


PROPOSAL 2:     TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE
                FUND'S NAME

     As described above in Proposal 1, management of the Fund believes that it is advisable for the Fund to change its investment objective and certain management policies so as to have the flexibility to purchase a variety of instruments under certain market conditions. To provide the Fund with such investment flexibility, it is necessary under the 1940 Act to change, among other things, the name of the Fund. That is because, under the 1940 Act, an investment company with the words "municipal" in its name would be required to invest at least 65% of its total assets in municipal obligations. As described in Proposal 1, management desires the flexibility to invest a smaller percentage of the respective Fund's assets in those securities. Accordingly, the Fund's Board has proposed an amendment to the Fund's Articles of Incorporation to change the Fund's name. It is proposed that the Fund name be changed to "xxxxxxxxxxx." The text of the amendment is set forth in Exhibit B hereto. If shareholders of a Fund do not approve Proposal 2, but do approve Proposal 1, the Fund shall operate under a trade name and do business under the proposed name.

     Subject to stockholder approval, the Fund's Board of Directors approved the name change at a meeting held on , 1998. The Directors of the Fund believe that approval of the proposed amendment is in the best interests of the Fund and its stockholders. Approval of this Proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME.


PROPOSAL 3:     TO CHANGE THE CLASSIFICATION OF THE FUND FROM A DIVERSIFIED TO A
                NON-DIVERSIFIED INVESTMENT COMPANY

     The Fund currently is classified as a "diversified" investment company. A diversified investment company is required by the 1940 Act generally to limit its investment, with respect to 75% of its total assets, to not more than 5% of such assets in the securities of a single issuer and to not more than 10% of the outstanding voting securities of such issuer.

     By approving the Proposal, stockholders would authorize the reclassification of the Fund as a "non-diversified" investment company, which means that the portion of the Fund's assets that may be invested in the securities of a single issuer would not be limited by the 1940 Act. Management of the Fund believes that changing the classification of the Fund from a diversified to a non-diversified investment company would give the Investment Manager more flexibility to focus the Fund's investments in investments that it views as offering the best opportunities to achieve the Fund's investment objective. If the Proposal is approved, a relatively high percentage of the Fund's assets then could be invested in the securities of a limited number of issuers and in more than 10% of the outstanding voting securities of issuers, including small capitalization companies and private companies. Therefore, the Fund's portfolio would be more sensitive to changes in the market value of a single issuer and less liquid. The Fund, however, intends to continue to conduct its operations so as to qualify as a "regulated investment company" for purposes of the Internal Revenue Code of 1986, as amended ("Code"), which requires that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Fund's total assets be invested in cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets, and (ii) not more than 25% of the value of its total assets be invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies).

CORRESPONDING CHANGES IN INVESTMENT RESTRICTIONS

     If this Proposal is approved by the Fund's stockholders, the Fund's current Investment Restrictions numbered 1 and 2 will be deleted. These Investment Restrictions are set forth under "Proposal 1 -- Corresponding Changes in Investment Restrictions."

VOTE REQUIRED AND THE BOARD'S RECOMMENDATION

     Approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3 TO CHANGE THE CLASSIFICATION OF THE FUND FROM A DIVERSIFIED INVESTMENT COMPANY TO A NON-DIVERSIFIED INVESTMENT COMPANY.

                                  OTHER MATTERS

     As of the Record Date, the Fund's Directors and officers, as a group, beneficially owned less than 1% of the Fund's outstanding shares. To the knowledge of the management of the Fund, as of the Record Date no one owned 5% or more of the outstanding shares of the Fund.

     A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" a Proposal in favor of any adjournment, and will vote those proxies required to be voted "against" a Proposal against any adjournment. The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by other means, and the Fund may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. In addition, the Fund will retain _________________ to solicit proxies on behalf of its Board for a fee estimated at $_______________ plus expenses. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstentions, however, will have the effect of a "no" vote for the purpose of obtaining requisite approval for Proposals 1, 2, and 3.

DISCRETIONARY AUTHORITY, SUBMISSION DEADLINES

     Although no business may come before the Meeting or any adjournment thereof other than that specified in the Notice of the Special Meeting of Stockholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Board of Directors of the Fund did not know a reasonable time before the solicitation are to be presented at the Meeting. The deadline for submitting shareholder proposals for inclusion in the Fund's proxy statement and form of proxy for the Fund's next annual meeting was ________, 1998 and the date after which notice of a shareholder proposal submitted outside the processes of 17 CFR Section 240.14a-8 is considered untimely is ___________, 1998.

NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, at its principal executive offices, to the attention of Deborah Ann Sullivan, Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Dated:  ___________________, 1998

                                    EXHIBIT A


     If Proposal 1 is approved, the Fund, except as noted, would be permitted to invest up to 50% of its total assets in the portfolio securities described below. In addition, the Fund would be permitted to engage in the additional investment technique described below.

                     CERTAIN ADDITIONAL PORTFOLIO SECURITIES


COMMON AND PREFERRED STOCKS -- Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the company be liquidated. After other claims are satisfied, common stockholders participate in company profits on a pro-rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decrease in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities. While most preferred stocks pay a dividend, the Fund may purchase preferred stock where the issuer has omitted, or is in danger of omitting, payment of its dividend. Such investments would be made primarily for their capital appreciation potential.

WARRANTS -- A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time.

CONVERTIBLE SECURITIES -- Convertible securities may be converted at either a stated price or stated rate into underlying shares of common stock. Convertible securities have characteristics similar to both fixed-income and equity securities. Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

     Although to a lesser extent than with fixed-income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

     Convertible securities are investments that provide for a stable stream of income with generally higher yields than common stocks. There can be no assurance of current income because the issuers of the convertible securities may default on their obligations. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. There can be no assurance of capital appreciation, however, because securities prices fluctuate. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.

     Convertible securities generally are not investment grade, that is, not rated within the four highest categories by a credit rating agency, such as S&P or Moody's Investor Services, Inc. ("Moody's"). To the extent that such convertible securities and other non-convertible debt securities, which are acquired by the Fund, are rated lower than investment grade or are not rated, there would be a greater risk as to the timely repayment of the principal of, and timely payment of interest or dividends on, those securities. Securities rated BB or lower by S&P or Ba or lower by Moody's are often referred to in the financial press as "junk bonds" and may include securities of issuers in default. "Junk bonds" are considered by the rating agencies to be predominantly speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates; (ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions which may be exercised at inopportune times; (iv) difficulty in accurately valuing or disposing of such securities; (v) subordination to other debt of the issuer; and (vi) junk bonds are generally unsecured.

     As a non-fundamental policy, the Fund's investments in securities of issuers in default will be limited to not more than 5% of the total assets of the Fund. Further, the Fund will invest in securities of issuers in default only when the Investment Manager believes that such issuers will emerge from bankruptcy and the value of such securities will appreciate. By investing in securities of issuers in default the Fund bears the risk that such issuers will not emerge from bankruptcy or that the value of such securities will not appreciate. Securities rated BBB by S&P or Baa by Moody's, in the opinion of the rating agencies, also have speculative characteristics. Securities need not meet a minimum rating standard in order to be acceptable for investment by the Fund.

     In the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of the Fund's holding may occur in the event the underlying stock is subdivided, additional securities are issued for below market value, a stock dividend is declared, or the issuer enters into another type of corporate transaction which has a similar effect. Every convertible security may be valued, on a theoretical basis, as if it did not have a conversion privilege. This theoretical value is determined by the yield it provides in comparison with the yields of other securities of comparable character and quality which do not have a conversion privilege. This theoretical value, which may change with prevailing interest rates, the credit rating of the issuer and other pertinent factors, often referred to as the "investment value," represents the security's theoretical price support level.

     "Conversion value" is the amount a convertible security would be worth in market value if it were to be exchanged for the underlying equity security pursuant to its conversion privilege. Conversion value fluctuates directly with the price of the underlying equity security, usually common stock. If, because of low prices for the common stock, the conversion value is substantially below the investment value, the price of the convertible security is governed principally by the factors described in the preceding paragraph. If the conversion value rises near or above its investment value, the price of the convertible security generally will rise above its investment value and, in addition, will sell at some premium over its conversion value. This premium represents the price investors are willing to pay for the privilege of purchasing a fixed-income security with a possibility of capital appreciation due to the conversion privilege. If this appreciation potential is not realized, this premium may not be recovered. In its selection of convertible securities for the Fund, the Investment Manager will not emphasize either investment value or conversion value, but will consider both in light of the Fund's overall investment objective.

     The Fund has no limit on the amount of its assets it may invest in unregistered and otherwise illiquid convertible securities and other investments. Unregistered securities are securities that cannot be sold publicly in the United States without registration under the Securities Act of 1933, as amended (the "1933 Act"). Unregistered securities generally can be resold only in privately negotiated transactions with a limited number of purchasers or in a public offering registered under the 1933 Act. Considerable delay could be encountered in either event and, unless otherwise contractually provided for, the Fund's proceeds upon sale may be reduced by the costs of registration or underwriting discounts. The difficulties and delays associated with such transactions could result in the Fund's inability to realize a favorable price upon disposition of unregistered securities, and at times might make disposition of such securities impossible. When unregistered convertible securities are converted into common stock and the common stock is publicly traded (as is typically the case), the common stock normally may be resold publicly under certain volume and other restrictions beginning one year following the acquisition of the unregistered convertible securities and without any restrictions beginning two years after the acquisition of the unregistered convertible securities. Securities freely salable among qualified institutional investors under special rules adopted by the Securities and Exchange Commission (the "SEC") may be treated as liquid if they satisfy institutional liquidity standards established by the Board of Directors. The continued liquidity of such securities is not as well assured as that of publicly traded securities.

REAL ESTATE INVESTMENT TRUSTS -- A real estate investment trust ("REIT") is a corporation, or a business trust that would otherwise be taxed as a corporation, which meets the definitional requirements of the Code. The Code permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level Federal income tax and making the REIT a pass-through vehicle for Federal income tax purposes. To meet the definitional requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to shareholders annually a substantial portion of its otherwise taxable income.

     REITs are characterized as equity REITs, mortgage REITs and hybrid REITs. Equity REITs, which may include operating or finance companies, own real estate directly and the value of, and income earned by, the REITs depends upon the income of the underlying properties and the rental income they earn. Equity REITs also can realize capital gains (or losses) by selling properties that have appreciated (or depreciated) in value. Mortgage

REITs can make construction, development or long-term mortgage loans and are sensitive to the credit quality of the borrower. Mortgage REITs derive their income from interest payments on such loans. Hybrid REITs combine the characteristics of both equity and mortgage REITs, generally by holding both ownership interests and mortgage interests in real estate. The value of securities issued by REITs are affected by tax and regulatory requirements and by perceptions of management skill. They also are subject to heavy cash flow dependency, defaults by borrowers or tenants, self-liquidation and the possibility of failing to qualify for tax-free status under the Code or to maintain exemption from the 1940 Act.

U.S. TREASURY SECURITIES -- U.S. Treasury securities include Treasury Inflation-Protection Securities ("TIPS"), which are newly created securities issued by the U.S. Treasury designed to provide investors a long term investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed, while the principal value rises or falls semi-annually based on changes in a published Consumer Price Index. Thus, if inflation occurs, the principal and interest payments on the TIPS are adjusted accordingly to protect investors from inflationary loss. During a deflationary period, the principal and interest payments decrease, although the TIPS' principal will not drop below its face amount at maturity.

     In exchange for the inflation protection, TIPS generally pay lower interest rates than typical Treasury securities. Only if inflation occurs will TIPS offer a higher real yield than a conventional Treasury bond of the same maturity. In addition, it is not possible to predict with assurance how the market for TIPS will develop; initially, the secondary market for these securities may not be as active or liquid as the secondary market for conventional Treasury securities. Principal appreciation and interest payments on TIPS will be taxed annually as ordinary interest income for Federal income tax calculations. As a result, any appreciation in principal must be counted as interest income in the year the increase occurs, even though the investor will not receive such amounts until the TIPS are sold or mature. Principal appreciation and interest payments will be exempt from state and local income taxes.

MONEY MARKET INSTRUMENTS -- Money market instruments include the following:

     U.S. Government Securities. Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities that differ in their interest rates, maturities and times of issuance. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies and instrumentalities, no assurance can be given that it will always do so since it is not so obligated by law.

     Repurchase Agreements. In a repurchase agreement, a Fund buys, and the seller agrees to repurchase, a security at a mutually agreed upon time and price (usually within seven days). The repurchase agreement thereby determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. The Fund may enter into repurchase agreements with certain banks or non-bank dealers.

     Bank Obligations. Bank obligations include certificates of deposit, time deposits, bankers' acceptances and other short-term obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign subsidiaries or foreign branches of domestic banks, and domestic and foreign branches of foreign banks, the Fund may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time (in no event longer than seven days) at a stated interest rate. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations bearing fixed, floating or variable interest rates.

     Commercial Paper. Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs. These instruments include variable amount master demand notes, which are obligations that permit a Fund to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand.

ZERO COUPON SECURITIES -- Zero coupon U.S. Treasury securities are Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Zero coupon securities also are issued by corporations and financial institutions which may constitute a proportionate ownership of the issuer's pool of underlying U.S. Treasury securities. A zero coupon security pays no interest to its holder during its life and is sold at a discount to its face value at maturity. The market prices of zero coupon securities generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to a greater degree to changes in interest rates than non-zero coupon securities having similar maturities and credit qualities.

FOREIGN GOVERNMENT OBLIGATIONS; SECURITIES OF SUPRANATIONAL ENTITIES -- These are obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities and may include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

CORPORATE DEBT SECURITIES -- Corporate debt securities include bonds, debentures, notes and other similar instruments, including convertible securities issued by domestic and foreign entities. Debt securities may be acquired with warrants attached. These securities also may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate. The interest rate on floating rate debt instruments ("floaters") is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically. Because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, although the Fund will participate in any declines in interest rates as well. The interest rate on inverse floating rate debt instruments ("inverse floaters") resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See "Mortgage- Related Securities" below.

PARTICIPATION INTERESTS -- Participation interests are corporate obligations, denominated in U.S. dollars or foreign currencies, that are originated, negotiated and structured by a syndicate of lenders ("Co-Lenders") consisting of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions, one or more of which administers the security on behalf of the syndicate ("Agent Bank"). Co-Lenders may sell such securities to third parties called "Participants." The Fund may invest in such securities either by participating as a Co-Lender at origination or by acquiring an interest in the security from a Co-Lender or a Participant (collectively, "participation interests"). Co-Lenders and Participants interposed between the Fund and the corporate borrower ("Borrower"), together with Agent Banks, are referred to herein as "Intermediate Participants." The Fund will not act as an Agent Bank, guarantor or sole negotiator with respect to securities that are the subject of a participation interest. A participation interest gives the Fund an undivided interest in the security in the proportion that the Fund's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest. The Fund also may purchase a participation interest in a portion of the rights of an Intermediate Participant, which would not establish any direct relationship between the Fund and the Borrower. In such cases, the Fund would be required to rely on the Intermediate Participant that sold the participation interest not only for the enforcement of the Fund's rights against the Borrower, but also for the receipt and processing of payments due to the Fund under the security. Because it may be necessary to assert through an Intermediate Participant such rights as may exist against the Borrower, if the Borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would be involved if the Fund were to enforce its rights directly against the Borrower. Moreover, under the terms of a participation interest, the Fund may be regarded as a creditor of the Intermediate Participant (rather than of the Borrower), so that the Fund also may be subject to the risk that the Intermediate Participant may become insolvent. Similar risks may arise with respect to the Agent Bank if, for example, assets held by the Agent Bank for the benefit of the Fund were determined by the appropriate regulatory authority or court to be subject to the claims of the Agent Bank's creditors. In such case, the Fund might incur certain costs and delays in realizing payment in connection with the participation interest or suffer a loss of principal and/or interest. Further, in the event of the bankruptcy or insolvency of the Borrower, the obligation of the Borrower to repay the loan may be subject to certain defenses that can be asserted by such Borrower as a result of improper conduct by the Agent Bank or Intermediate Participant. For certain participation interests, the Fund will have the right to demand payment, on not more than seven days' notice, for all or any part of the Fund's participation interest in the security, plus accrued interest. As to these instruments, the Fund intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity or to maintain or improve the quality of its investment portfolio.

MORTGAGE-RELATED SECURITIES -- Mortgage-related securities are a form of derivative collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations and stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") or other kinds of mortgage-backed securities, including those with fixed, floating and variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates.

     Government-Agency Securities -- Mortgage-related securities issued by GNMA include GNMA Mortgage Pass- Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.

     Government-Related Securities -- Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA Guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of FNMA and are not backed by or entitled to the full faith and credit of the United States. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA.

     Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "PCs"). FHLMC is a corporate instrumentality of the United States created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

     Private Entity Securities -- These mortgage-related securities are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on mortgage-related securities backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations the holders of the security could sustain a loss. No insurance or guarantee covers the Fund or the price of the Fund's shares. Mortgage-related securities issued by non-governmental issuers generally offer a higher rate of interest than government-agency and government-related securities because there are no direct or indirect government guarantees of payment.

     Commercial Mortgage-Related Securities -- Commercial mortgage-related securities generally are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. These mortgage-related securities generally are structured to provide protection to the senior classes investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities ("Subordinated Securities") take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated Securities, cross-collateralization and over-collateralization.

     Subordinated Securities are issued or sponsored by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Subordinated Securities have no governmental guarantee, and are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior mortgage-related securities arising out of the same pool of mortgages. The holders of
Subordinated Securities typically are compensated with a higher stated yield than are the holders of more senior mortgage-related securities. On the other hand, Subordinated Securities typically subject the holder to greater risk than senior mortgage-related securities and tend to be rated in a lower rating category, and frequently a substantially lower rating category, than the senior mortgage-related securities issued in respect of the same pool of mortgage. Subordinated Securities generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional fixed-income securities and senior mortgage-related securities.

     The  market  for  commercial  mortgage-related  securities  developed  more recently  and in  terms of total  outstanding  principal  amount  of  issues  is relatively small compared to the market for residential single-family mortgage-related securities. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. In addition, the repayment of loans secured by income producing properties typically is dependent upon the successful operation of the related real estate project and the cash flow generated therefrom. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on commercial properties than on those secured by loans on residential properties.

     Collateralized Mortgage Obligations ("CMOs") -- A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (a) Ginnie Mae, Fannie Mae, or Freddie Mac pass-through certificates, (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage-related securities, or
(e) any combination thereof. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as the London Interbank Offered Rate ("LIBOR") (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. The Fund also may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index such a LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs.

     Many inverse floating rate CMOs have coupons that move inversely to a multiple of the applicable indexes. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floaters based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The markets for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. A Fund's ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.

     Stripped Mortgage-Backed Securities -- Stripped mortgage-backed securities are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each with a specified percentage of the underlying security's principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security, or IO, and all of the principal is distributed to holders of another type of security known as a principal-only security, or PO. Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.

     Adjustable-Rate Mortgage Loans ("ARMs") -- ARMs eligible for inclusion in a mortgage pool generally will provide for a fixed initial mortgage interest rate for a specified period of time, generally for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes in an index. ARMs typically have minimum and maximum rates beyond which the mortgage interest rate may not vary over the lifetime of the loans. Certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Negatively amortizing ARMs may provide limitations on changes in the required monthly payment. Limitations on monthly payments can result in monthly payments that are greater or less than the amount necessary to amortize a negatively amortizing ARM by its maturity at the interest rate in effect during any particular month.

     Other Mortgage-Related Securities -- Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

ASSET-BACKED SECURITIES -- Asset-backed securities are a form of derivative. The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Fund may invest in these and other types of asset- backed securities that may be developed in the future.

     Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

DEPOSITARY RECEIPTS -- American Depositary Receipts ("ADRs") are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts ("EDRs"), which are sometimes referred to as Continental
Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe. These securities may be purchased through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted.


                              INVESTMENT TECHNIQUE

LENDING PORTFOLIO SECURITIES -- Portfolio securities may be loaned to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Fund will continue to be entitled to payments in amounts equal to the interest, or other distributions payable on the loaned securities which affords the Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities may not exceed 33-1/3% of the value of the Fund's total assets, and the Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Such loans are terminable by the Fund at any time upon specified notice. The Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund. In connection with its securities lending transactions, the Fund may return to the borrower or a third party which is unaffiliated with the Fund, and which is acting as a "placing broker," a part of the interest earned from the investment of collateral received for securities loaned.

     The Securities and Exchange Commission currently requires that the following conditions must be met whenever portfolio securities are loaned: (1) the Fund must receive at least 100% cash collateral from the borrower; (2) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (3) the Fund must be able to terminate the loan at any time; (4) the Fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions payable on the loaned securities, and any increase in market value; and (5) the Fund may pay only reasonable custodian fees in connection with the loan.

                 ADDITIONAL INVESTMENT CONSIDERATIONS AND RISKS

EQUITY SECURITIES -- Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Changes in the value of the Fund's investments will result in changes in the value of its shares and thus the Fund's total return to investors. The value of a Fund's investments in certain equity securities may be affected by changes in the price of precious metals, such as gold, platinum and silver. Precious metals have been subject to substantial price fluctuations over short periods of time. The prices have been influenced by industrial and commercial demand, investment and speculation, and monetary and fiscal policies of central banks and governmental and international agencies. Changes in political, social and economic conditions affecting the countries which are major producers of precious metals also pose certain risks to a Fund's investments.

FIXED-INCOME SECURITIES -- Even though interest bearing securities are investments which promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuer. Certain securities purchased by a Fund, such as convertible securities rated below investment grade by a nationally recognized statistical rating organization, may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated fixed income securities. Once the rating of a portfolio security has been changed, the Fund will consider all circumstances deemed relevant in determining whether to continue to hold the security.

PRIVATE PLACEMENTS, PRIVATE COMPANIES -- The Fund may invest in securities that are sold in private placement transactions between the issuers and their purchasers and that are neither listed on an exchange nor traded in the secondary market and private companies. In many cases, privately placed securities will be subject to contractual or legal restrictions on transfer. As a result of the absence of a public trading market, privately placed securities may in turn be less liquid and more difficult to value than publicly traded securities. Although privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales could, due to illiquidity, be less than if such securities were more widely traded. In addition, private companies (issuers whose securities are not publicly traded) may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration.

SMALL CAPITALIZATION COMPANIES -- The Fund may invest in companies that are small or thinly capitalized, and may have a limited operating history. As a result, investment in these securities involves greater risks and may be considered speculative. For example, such companies may have more limited product lines, markets or financial resources than companies with larger capitalizations, and may be more dependent on a small management group. In addition, the securities of such companies may trade less frequently and in smaller volume, and may be subject to more abrupt or erratic price movements, than securities of large companies. The Fund's positions in securities of such companies may be substantial in relation to the market of such securities. Accordingly, it may be difficult for the Fund to dispose of securities of these companies at prevailing market prices. Full development of these companies takes time, and for this reason the Fund should be considered a long term investment and not a vehicle for seeking short term profit. The securities of small or thinly capitalized companies may also be more sensitive to market changes than the securities of large companies. Such companies may not be well known to the investing public and may not have institutional ownership. Such companies may also be more vulnerable than larger companies to adverse business or economic developments.

FOREIGN MARKETS, SECURITIES, AND CURRENCIES -- Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States. Because evidences of ownership of such securities usually are held outside the United States, the Fund will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

                                    EXHIBIT B


     The Articles of Incorporation of Bull & Bear Municipal Income Fund, Inc. shall be amended by striking Article II and inserting in lieu thereof the following:


                                 ARTICLE II NAME

                     The  name  of  the  corporation   (hereinafter  called  the
"Corporation") is xxxxxxxxxxx.

                     BULL & BEAR MUNICIPAL INCOME FUND, INC.


     The undersigned stockholder of Bull & Bear Municipal Income Fund, Inc. (the "Fund") hereby appoints Thomas B. Winmill and Deborah Ann Sullivan and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on ________________, 1998 at the Special Meeting of Stockholders to be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, New York, at 8:30 a.m. on ________________, 1998, and at any and all
adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the proxy statement for the Meeting.

     Please mark boxes in blue or black ink.

1. To change the Fund's investment objective and certain investment policies, and in connection therewith to revise Investment Restrictions No. 1 and 2 (diversification) if they are not deleted pursuant to Proposal 3, to delete Investment Restriction No. 5 (equity securities), and to revise Investment Restrictions No. 6 (real estate), 7 (other investment companies), and 11 (making loans).


    |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

2. To delete Investment Restriction No. 4 (unseasoned issuers).


   |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

3. To amend Investment Restriction No. 8 (commodities).


  |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

4. To delete Investment Restriction No. 9 (oil and gas).


   |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

5. To revise Investment Restriction No. 10 (short sales and margin).


   |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

6. To delete Investment Restriction No. 13 (investing to exercise control).


     |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

7. To delete Investment Restriction No. 14 (securities ownership overlap with officers or directors).


      |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

8. To amend Investment Restriction No. 15 (puts, calls, straddles, and spreads).


     |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

9. To amend the Fund's Articles of Incorporation to change the Fund's name.


    |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

10. To change the classification of the Fund from a diversified investment company to a non-diversified investment company.


    |_|           FOR         |_|           AGAINST     |_|           ABSTAIN

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.



     Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.





     Dated:                              , 1998


     -------------------------
     Signature(s)


     -------------------------
     Signature(s)


Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.